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                                                                       Exhibit 5

                          LETTERHEAD OF ROGERS & WELLS LLP

                                                              November 25, 1998

LNR Property Corporation
760 Northwest 107th Avenue
Miami, Florida  33172

Dear Sirs:

         We have acted as counsel to LNR Property Corporation ("LNR") in connection with a registration statement under the Securities Act of 1933, as amended (the "Registration Statement") relating to possible offerings from time to time by LNR of (i) its common stock, par value $.10 per share ("Common Stock"), (ii) its preferred stock, par value $10 per share ("Preferred Stock"),
(iii) its depositary shares representing shares of Preferred Stock ("Depositary Shares"), (iv) its debt securities (which may be issued in one or more series)
to be issued under an Indenture (the "Indenture") dated as of   , 1998 between
the Company and [The First National Bank of Chicago] and supplemental indentures executed as contemplated by the Indenture ("Debt Securities"), (v) warrants entitling the holders to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities ("Warrants") and (vi) its guarantees ("Guarantee") of the payment obligations of its subsidiaries under other securities (collectively, "Securities") at initial offering prices which will not exceed in total $400,000,000.

         Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:

         1. When the Board of Directors of LNR authorizes the issuance of authorized but unissued Common Stock and in accordance with that authorization that Common Stock (i) is sold for at least its par value as contemplated in the Registration Statement, or (ii) is issued on exercise of a right to convert Debt Securities or Preferred Stock, or on exercise of Warrants, which are sold for more than the par value of the Common Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, the Common Stock will be legally issued, fully paid and non-assessable.

         2. When the Board of Directors of LNR authorizes the creation and sale of one or more series of Preferred Stock in accordance with the provisions of LNR's Certificate of Incorporation relating to the issuance of Preferred Stock and in accordance with that authorization that Preferred Stock is (i) sold for at least its par value as contemplated in the Registration Statement or (ii) issued on conversion of Debt Securities or other series of Preferred Stock, or on exercise of Warrants, which are sold for more than the par value of the Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, that Preferred Stock will be legally issued, fully paid and non-assessable.

         3. When the Board of Directors of LNR authorizes the creation and sale of Depositary Shares representing interests in shares of particular series of Preferred Stock and in accordance with that authorization those Depositary Shares are (i) sold for at least the par value of the Preferred Stock as contemplated in the Registration Statement or (ii) issued on conversion of Debt

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LNR Property Corporation                                       November 25, 1998

Securities or other series of Preferred Stock, or exercise of Warrants, which are sold for more than the par value of the Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated by the Registration Statement, those Depositary Shares will be legally issued, fully paid and non-assessable.

         4. When the Board of Directors of LNR authorizes the creation of one or more series of Debt Securities and in accordance with that authorization and with the Indenture those Debt Securities are (i) sold as contemplated in the Registration Statement or (ii) sold upon exercise of Warrants which are issued as contemplated in the Registration Statement, if the interest on those Debt Securities is not at a rate which violates applicable law, those Debt Securities will constitute valid and legally binding obligations of LNR.

         5. When the Board of Directors of LNR authorizes the issuance of Warrants which provide for the issuance of Securities upon payment of consideration equal at least to the par value of the Securities being issued, if applicable, and which do not contain provisions which violate applicable law, and in accordance with that authorization those Warrants are issued as contemplated in the Registration Statement, those Warrants will constitute valid and legally binding obligations of LNR.

         6. When the Board of Directors of LNR authorizes the issuance of Guarantees of legally binding obligations and in accordance with that authorization and with the Indenture, those Guarantees are issued as contemplated in the Registration Statement, those Guarantees will constitute valid and legally binding obligations of LNR.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                                          Very truly yours,

                                                          /s/ Rogers & Wells LLP